Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 6 of Form S-1 of Laureate Education, Inc. of our report dated September 23, 2015 relating to the combined financial statements of FMU Group, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes

São Paulo, Brazil

January 13, 2017

PricewaterhouseCoopers, Av. Francisco Matarazzo 1400, Torre Torino, São Paulo, SP, Brasil 05001-903, Caixa Postal 61005 T: (11) 3674-2000, www.pwc.com/br